CERTIFICATE OF RESTATED
ARTICLES OF INCORPORATION
OF
APA OPTICS, INC.

The undersigned, Anil K. Jain and Kenneth A. Olsen, do hereby certify that they are the President and Secretary, respectively, of APA Optics, Inc.; that APA Optics, Inc. is organized under Minnesota Statutes, Chapter 302A; that by unanimous action of all of the shareholders of said corporation effective as of November 3, 1983, the following resolutions were adopted; and that the following Restated Articles of Incorporation supersede and take the place of the existing Articles of Incorporation and all amendments thereto:

RESOLVED:  That the following Restated Articles of
Incorporation are hereby adopted and shall supersede and take the place of the existing Articles of Incorporation and all amendments thereto:

RESTATED ARTICLES OF INCORPORATION
OF
APA OPTICS, INC.

ARTICLE I

The name of the Corporation shall be APA Optics, Inc.

ARTICLE II

The registered office of this Corporation is located at 877 Third
Street S.W., Suite 3, New Brighton, Minnesota 55112.

ARTICLE III

3.01.	The aggregate number of shares of capital stock which this
Corporation shall have the authority to issue is 10,000,000 shares, which shall consist of 5,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 undesignated shares.

3.02.	The Board of Directors may, from time to time, establish
by resolution from the undesignated shares different classes or series of shares and may fix the relative rights and preferences of said shares in any class or series.

3.03.	The Board of Directors shall have the authority to issue
shares of the Common Stock to the holders of shares of any class or series of the undesignated shares and it may issue shares of any class or series of the undesignated shares to the holders of shares of the Common Stock, in either case, for any purpose.

3.04.	No shareholder of the Corporation shall have any
preemptive rights.

3.05.	No shareholder shall be entitled to any cumulative voting
rights.

3.06.	The shareholders shall take action by the affirmative vote
of the holders of a majority of the voting power of all voting shares represented at a duly held meeting of the shareholders, except where a larger proportion is required by law, these Articles, or a shareholder control agreement.

ARTICLE IV

Any action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval, in which case the written action must be signed by all members of the Board of Directors then in office.

ARTICLE V

The names and addresses of the Board of Directors are:

Anil K. Jain
90 13th Avenue S.W.
New Brighton, MN 55112

Kenneth A. Olsen
10911 69th Street North
Stillwater, MN 55082

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures this 3rd day of November, 1983.


/s/ Anil K.
Jain_______
Ani1 K. Jain,
President


/s/ Kenneth A.
Olsen__
Kenneth A. Olsen,
Secretary



STATE OF MINNESOTA	)
	) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 3rd day of November, 1983, by Anil K. Jain, President of APA Optics, Inc., a Minnesota corporation, on behalf of the corporation.

/s/ Deanne M.
Greco____
Notary Public
My Commission
Expires:  January 6,
1987


STATE OF MINNESOTA	)
	) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 3rd day of November, 1983, by Kenneth A. Olsen, Secretary of APA Optics, Inc., a Minnesota corporation, on behalf of the corporation.

/s/ Deanne M.
Greco

Notary Public
My Commission
Expires:  January 6,
1987




ARTICLES OF AMENDMENT OF

APA OPTICS, INC.


The undersigned, Anil K. Jain and Kenneth A. Olsen, do hereby certify that they are the President and Secretary, respectively, of APA Optics, Inc., a Minnesota corporation (the "Company"), and in order to amend the Articles of Incorporation of the Company under the Minnesota Statutes, Chapter 302A, hereby adopt the following Amendment to the Articles of Incorporation of the Company, effective this 9th day of December, 1983:
ARTICLE III
3.01. through 3.02. Sections 3.01 through 3.2 of Article III remain unchanged.
3.03.	The Board of Directors shall have the authority to issue
shares of the Common Stock to the holders of shares of the Common
Stock and to the holders of shares of any class or series of the undesignated shares and to issue shares of any class or series of the undesignated shares to the holders of shares of the Common Stock and to the holders of shares of any class or series of the undesignated shares, in any case, for any purpose.
3.04. through 3.06. Sections 3.04 through 3.06 of Article III remain unchanged.
IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.


/s/ Anil K.
Jain_________
Anil K. Jain,
President


/s/ Kenneth A.
Olsen_____
Kenneth A. Olsen,
Secretary

STATE OF MINNESOTA	)
	) ss.
COUNTY OF HENNEPIN	)

On this 9th day of December, 1983, Anil K. Jain and Kenneth A.
Olsen, to me known to be the President and Secretary, respectively, of APA Optics, Inc., the corporation described in, executed the foregoing instrument and acknowledged that it was executed on behalf of the corporation as its free act and deed.

/s/ Susan K. Anderson
Notary Public
My Commission
Expires:  November 20,
1985


CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
APA OPTICS, INC.
The undersigned, Anil K. Jain and Kenneth A. Olsen, being of full age, do hereby certify that they are the President and Secretary, respectively, of APA optics, Inc.; that APA Optics, Inc. is organized under the Minnesota Business Corporation Act, Minnesota Statutes, Chapter
302A; that a duly called meeting of the shareholders of APA Optics, Inc. was held on July 30, 1987, at the Company's offices at 2950 N.E. 84th
Lane, Blaine, Minnesota 55432; and that at such meeting, the holders of a majority of the outstanding shares of the Company present in person or by proxy adopted the following resolutions:
RESOLVED: That the Articles of Incorporation of the Company shall be amended by adding the following Article VI:
ARTICLE VI
To the fullest extent permitted by the Minnesota
Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
RESOLVED FURTHER: That the officers of the Company are hereby authorized and directed to take all necessary and appropriate steps, including filing a certificate of amendment with the Minnesota Secretary of State, to effect the foregoing resolution.
IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures this 30th day of July, 1987.

/s/ Anil K.
Jain

Anil K. Jain, President

/s/ Kenneth A.
Olsen
Kenneth A. Olsen,
Secretary


STATE OF MINNESOTA		)
) ss.
COUNTY OF HENNEPIN		)
On this 30th day of July, 1987, before me personally appeared
Anil K. Jain and Kenneth A. Olsen, to me known to be the President and Secretary, respectively, of the corporation described herein, and who executed the foregoing instrument and acknowledged that it was executed on behalf of said Corporation as its free act and deed.

/s/ Deanne M.
Greco

Notary Public
My Commission
Expires:  January 6,
1993



STATEMENT
REGARDING ESTABLISHMENT OF CLASS OF SHARES OF
APA OPTICS, INC.
The undersigned, the President and Secretary, respectively, of APA Optics, Inc., a Minnesota corporation (the "Company"), pursuant to Minnesota Statutes Section 302A.401, subd. 3(b), for the purpose of establishing a class of stock, setting the designation of the class, and fixing the relative rights and preferences of the class, do hereby certify as follows:
FIRST:  The name of the corporation is APA Optics, Inc.
SECOND: The following resolutions establishing a class of shares was adopted by the Company's Board of Directors:
WHEREAS, Minnesota Statutes Section 302A.401, subd.
3, authorizes the Board of Directors by resolution approved by the affirmative vote of the majority of the directors present to establish a class of shares, setting forth the designation of the class and fixing the relative rights and preferences of the class; and WHEREAS, the Company's Restated Articles of
Incorporation authorize the Company to issue 10,000,000 shares, consisting of 5,000,000 shares of Common Stock, par value
$0.01 per share, and 5,000,000 undesignated shares, and further authorize the Board of Directors to establish by resolution from the undesignated shares different classes or series of shares and to fix the relative rights and preferences of said shares in any class or series; and
WHEREAS, the Board of Directors deems it desirable and in the Company's best interests to designate as Common Stock, par value $0.01 per share, 3,000,000 of the undesignated shares, such newly designated shares of Common Stock to have the same rights and preferences, including voting rights, as the currently authorized Common Stock;
NOW, THEREFORE, IT IS:
RESOLVED: That 3,000,000 of the 5,000,000
undesignated shares authorized by the Company's Restated
Articles of Incorporation are hereby designated to be Common
Stock, par value $0.01 per share, all of such shares to have the same rights and preferences, including voting rights, as the currently authorized Common Stock.
RESOLVED FURTHER: That the officers of the Company are hereby authorized and directed to prepare, execute, acknowledge, and file a statement with the Secretary of State of the State of Minnesota setting forth the information required under Minnesota Statutes Section 302A.401 (subd. b).
RESOLVED FURTHER: That the officers of the Company are hereby authorized and directed to prepare, execute, acknowledge, and file any other documents or instruments and to take or cause to be taken any other action necessary to carry out the intent of the foregoing resolutions.
THIRD: The foregoing resolutions were adopted by a majority of the members of the Board of Directors of the Company at a meeting duly called and held on March 13, 1989, at which a quorum of the Board of Directors was present and acting.
IN WITNESS WHEREOF, we have executed this statement on March 22, 1989.

/s/ Anil K.
Jain

Anil K. Jain, President

/s/ Kenneth A.
Olsen

Kenneth A. Olsen,
Secretary



MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION




CORPORATE NAME:	APA Optics, Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

__________________________


The following amendment of articles regulating the above corporation were adopted:

ARTICLE III

3.01	The aggregate number of shares of capital stock
which this Corporation shall have the authority to issue is 20,000,000 shares, which shall consist of 15,000,000 shares of common stock, par value
$.01 per share, and 5,000,000 undesignated shares, par value $.01 per share.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section
609.48 as if I had signed this amendment under oath.



							/s/ Anil K.
Jain
							Anil K. Jain

							Filed:  September
14, 1994


STATE OF MINNESOTA
OFFICE OF THE SECRETARY OF STATE
ARTICLES OF AMENDMENT
OF
APA OPTICS, INC.



	Pursuant to the provisions of Minnesota Statutes Section
302A.135, the following amendment to the Articles of Incorporation of APA Optics, Inc., a Minnesota corporation, was approved and adopted pursuant to Minnesota Statutes Chapter 302A.

	Paragraph 3.01 of Article III of the Articles of Incorporation of APA Optics, Inc. is hereby amended in its entirety to read as follows:

	3.01. The aggregate number of shares of capital stock which this Corporation shall have the authority to issue is 55,000,000 shares, which shall consist of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 undesignated shares, par value $0.01 per share. Prior to the effective date of this amended Section 3.01, the board of directors utilized a portion of the undesignated shares to establish a series of capital stock and such series of capital stock shall not be affected in any respect by this amended Section
3.01, regardless of whether a statement with respect to such capital stock has heretofore been filed with the office of the Minnesota Secretary of State pursuant to Minnesota Statutes Section
302A.401, Subd. 3(b).

	I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the corporation.

							APA OPTICS, INC.


			By /s/ Anil K.
Jain________________
							     Anil K. Jain
							      Its Chief
Executive Officer

							Filed:  August 17,
2000

376153/1